UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _______________________________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

968 Albany Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700 (Registrant

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 18, 2008, Plug Power Inc. (the "Company") adopted a restructuring plan intended to focus the Company on revenue growth, improve organizational efficiency and position the Company for long-term profitability. As part of this plan, on December 18, 2008 the Company implemented a reduction in workforce by eliminating 90 positions, leaving the Company with approximately 200 employees over all locations. The workforce reduction was substantially completed on December 18, 2008. The reduction in force focuses primarily on streamlining general and administrative expenses, and sizing the organization at a level appropriate for expected short-term revenue targets.

The Company currently estimates that it will incur pre-tax restructuring charges resulting from the restructuring of approximately $4.8 million. The restructuring costs include approximately $2.1 million in non-cash charges for obsolete inventory, $1.9 million for severance pay expenses and related cash expenditures, and approximately $800 thousand in purchase commitments. The Company expects to pay the majority of the cash based restructuring charges within the first quarter of 2009.

On December 18, 2008 the Company issued a press release announcing the restructuring plan. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the amount and timing of the restructuring charges, cost savings and reduced cash burn expected to result from the restructuring. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that the restructuring results in greater restructuring charges or less cost savings; the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; our ability to develop commercially viable energy products; the cost and timing of developing our energy products; market acceptance of our energy products; our ability to manufacture energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for our energy products; our ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; our ability to lower the cost of our energy products and demonstrate their reliability; and other risks and uncertainties discussed under "Item IA-Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission ("SEC") on March 17, 2008, and the reports we file from time to time with the SEC. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

Item >

(d) Exhibits.
Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated December 18, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: December 22, 2008	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer